UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Syntroleum Corporation

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5416 SOUTH YALE AVENUE, SUITE 400

TULSA, OKLAHOMA 74135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, DECEMBER 18, 2013

To the Stockholders of Syntroleum Corporation:

The 2013 Annual Meeting of Stockholders (“Annual Meeting”) of Syntroleum Corporation (“Syntroleum”) will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SYNM13, on December 18, 2013, at 2:00 p.m. Central Time, for the following purposes:

(1) To elect two Class B directors as members of our Board of Directors to serve until the 2016 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

(2) To ratify the selection of the Audit Committee of our Board of Directors of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2013.

(3) To approve, on an advisory basis, the compensation of Syntroleum’s named executive officers as set forth in the accompanying proxy statement.

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on Monday, October 21, 2013 (the “Record Date”) are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments of such meeting.

We have elected to use the internet as our primary means of providing our proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. On or about November 6, 2013, we will mail to stockholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for voting via the internet and for accessing our proxy materials, which include our proxy statement and our 2012 annual report to stockholders (the “Annual Report”). The Notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of our proxy materials.

The Notice also provides the date, time, and webcast virtual location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to each such matter; a toll-free number, an email address, and a website where stockholders can request a paper or email copy of our proxy materials and a form of proxy relating to the Annual Meeting; information on how to electronically access the form of proxy; and information on how to access the live webcast of the Annual Meeting.

Your vote is important. While you are cordially invited to participate in the virtual Annual Meeting webcast, please vote your shares whether or not you plan to participate in the Annual Meeting webcast.

By Order of the Board of Directors,

Karen L. Power
Principal Financial Officer and Secretary

November 1, 2013

Syntroleum Corporation

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(918) 592-7900

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2013

The Board of Directors of Syntroleum Corporation is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on December 18, 2013, at 2:00 p.m. Central Time and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held via live webcast at: www.virtualshareholdermeeting.com/SYNM13.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we intend to mail a Notice of Internet Availability of Proxy Materials (“Notice”) on or about November 6, 2013 to our stockholders of record as of October 21, 2013 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of proxy materials. Instructions on how to request a printed copy by mail or email may be found in the Notice and on the website referred to in the Notice.

The only voting securities of Syntroleum Corporation are shares of common stock, par value $0.01 per share (the “Common Stock”), of which there were 9,943,333 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present online or represented by proxy, to hold the Annual Meeting. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote of stockholders at the meeting. Cumulative voting is not permitted in the election of directors.

As used in this proxy statement, the terms “we,” “our,” “us,” or the “Company” mean Syntroleum Corporation, a Delaware corporation, unless the context indicates otherwise. When we refer to Syntroleum’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

Our Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2012, which contains consolidated financial statements for the 2012 fiscal year, accompanies this proxy statement. You also may obtain a copy of our Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Corporate Secretary at the above address. Our Annual Report on Form 10-K is also posted on our website at http://www.syntroleum.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date (October 21, 2013) will be entitled to vote online at the Annual Meeting. At the close of business on the Record Date, there were 9,943,333 shares of Common Stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Syntroleum’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed below, or (if you request and receive a proxy card by mail or email) over the phone or by signing, dating and returning the proxy card sent to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also welcome to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What do I need in order to be able to attend the Annual Meeting online?

Syntroleum will be hosting the Annual Meeting via live webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SYNM13. The webcast will start at 2:00 p.m. Central Time. Stockholders may vote and submit questions while attending the Annual Meeting online. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online are also posted online at www.virtualshareholdermeeting.com/SYNM13.

What am I being asked to vote on?

You are being asked to vote FOR:

•	the election of two Class B directors to hold office until our 2016 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	the ratification of the selection by the Audit Committee of our Board of Directors of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2013;

•	the approval, on an advisory basis, of the compensation of Syntroleum’s named executive officers;

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

Your vote is important. You may vote online during the Annual Meeting or via the internet prior to the Annual Meeting, as described on the Notice. In addition, if you have requested and received a paper copy of the proxy materials, you can vote over the phone or by signing, dating and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

For election of directors, you may either vote “FOR” the two nominees or you may “WITHHOLD” your vote for all or for any nominee you specify. For any other matter to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting. Alternatively, you may vote by proxy over the internet or, if you properly request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote during the Annual Meeting, login and follow the online instructions to cast your vote.

•	To vote over the internet prior to the Annual Meeting, follow the instructions provided on the Notice.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or email, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and voting instructions that you receive. To vote in online at the Annual Meeting, you must obtain a valid proxy card from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy card.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the Annual Meeting) or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

What is the required vote and how are votes counted?

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter.

With respect to Proposal One, the election of directors, the two nominees receiving the highest number of votes will be elected.

With respect to Proposals Two and Three, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present or by represented proxy at the Annual Meeting is required for approval.

If your shares are held by a broker, bank, or other agent (that is, in “street name”) and you do not instruct the broker, bank, or other agent as to how to vote these shares on Proposals One or Three, the broker, bank, or other agent may not exercise discretion to vote for or against those proposals. This would constitute a “broker non-vote” and your shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal Two, the broker, bank, or other agent may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, bank, or other agent so that your vote can be counted.

If stockholders abstain from voting, including brokers, banks, or other agents holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal One, because approval of a percentage of shares present or outstanding is not required for this proposal. With respect to Proposals Two and Three, abstentions will have the same effect as an “AGAINST” vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in that Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via internet or phone?

You may vote by proxy via the internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. Please be aware that if you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. You may also vote by proxy over the phone by calling the toll free number found on the proxy card that will be sent to you by mail or email if you request. The internet and phone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on December 17, 2013. Giving a telephonic or internet proxy will not affect your right to vote online should you decide to attend the Annual Meeting.

The phone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If you have properly requested and received a proxy card by mail or email, and we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the two nominees for director and “FOR” each of Proposals Two and Three. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials and proxy materials available over the internet, our directors, officers and employees may also solicit proxies in person, by phone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or one set of materials?

If you receive more than one Notice or set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on the internet contained in the Notice or sign and return proxy cards you receive via mail or email upon your request.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

•	You may attend the Annual Meeting and vote online. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by such broker, bank or other agent.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this proxy statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2014 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than July 9, 2014.

If you wish to present a proposal or a proposed director candidate at our 2014 annual meeting, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to Syntroleum’s Corporate Secretary at the address noted below. We must receive this required notice by October 9, 2014, but no sooner than September 19, 2014. However, if the 2014 annual meeting is held before November 28, 2014 or after February 26, 2015, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 90th day prior to the 2014 annual meeting and no later than the close of business on the later of (1) the 70th day prior to the 2014 annual meeting and (2) the 10th day following the date on which public disclosure of the date of the 2014 annual meeting was made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any proposals, notices, or information about proposed director candidates should be sent to Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present online or represented by proxy at the Annual Meeting. On the Record Date, there were 9,943,333 shares of Common Stock outstanding and entitled to vote. Accordingly, 4,971,667 shares of Common Stock must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy vote or vote online at the Annual Meeting. Abstentions and broker non-votes also will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Who can help answer my other questions?

If you have more questions about the proposals to be voted upon at the Annual Meeting, need assistance in voting your shares, or need copies of the proxy materials or the enclosed proxy card, you should contact our Corporate Secretary in writing at Syntroleum Corporation, 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135, Attention: Corporate Secretary, or call our Corporate Secretary at (918) 592-7900.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our certificate of incorporation divides our Board of Directors into three classes. Our bylaws provide for a Board of Directors of not less than three and no more than 11 directors with the exact number of directors in each class to be fixed by our Board of Directors. Our Board of Directors has determined that the total number of directors on the Board of Directors at this time shall be six and that two directors shall be in each of Class A, B and C. Directors hold office for staggered terms of three years (or less if they were appointed to the Board of Directors between annual meetings to fill a vacancy). One of three classes is elected at each year’s annual meeting to succeed the directors of that class whose terms are expiring. The terms for the directors of Classes B, C and A expire at the annual meeting of stockholders in 2013, 2014 and 2015, respectively.

Messrs. Jacobs and Seward are Class B directors whose current terms are expiring at the Annual Meeting. Messrs. Jacobs and Seward have been nominated for reelection to serve until the 2016 annual meeting of stockholders or until their successors are elected and qualified.

The persons named in the accompanying proxy intend to vote such proxy FOR the election of each of the above named nominees, unless authority to vote for the nominee is withheld by you on your proxy. Although the Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors, unless contrary instructions are given in the proxy. Directors will be elected by a plurality of the votes cast online or by proxy at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

The following information is provided with respect to each nominee for election as a Class B director and for each of our Class C and A directors whose terms will expire in 2014 and 2015, respectively.

Nominees for Class B Directors

Name and Business Experience	Age
P. Anthony Jacobs	71

Mr. Jacobs has served as a director since November 1995. Mr. Jacobs also served as the Chairman of the board of SLH Corporation, a predecessor to the Company, from December 1996 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Jacobs retired in 1998. Previously he served as President and Chief Executive Officer of Lab Holdings, Inc., a company principally engaged in the laboratory testing business, from September 1997 until August of 1999 when Lab Holdings merged with Lab One, Inc. From 1990 to 1993, he served as Executive Vice President and Chief Operating Officer of Seafield Capital Corporation, and from May 1993 to September 1997, he served as President and Chief Operating Officer of Seafield Capital Corporation. Mr. Jacobs holds a B.A. and an M.B.A. from the University of Kansas and is also a Chartered Financial Analyst. The Board of Directors selected Mr. Jacobs to serve as a director because he brings extensive financial expertise in both the public and private markets.

James R. Seward	60

Mr. Seward has served as a director since December 1988. Mr. Seward also served as the President, Chief Executive Officer and director of SLH Corporation from February 1997 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Seward is currently a private investor. Mr. Seward presently serves as a director of Brookdale Senior Living, Inc., a company traded on the New York Stock Exchange and RBC Funds, a family of publicly traded mutual funds. From 1990 to September 1997, Mr. Seward served as Chief Financial Officer and a director of Seafield Capital Corporation. From 1990 to May 1993, he served as Senior Vice President of Seafield Capital Corporation, and from May 1993 to September 1997, he served as Executive Vice President. Mr. Seward holds a B.A. from Baker University, an M.B.A. in Finance and an M.P.A. from the University of Kansas and is also a Chartered Financial Analyst. The Board of Directors selected Mr. Seward to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.

2014 — Class C Directors

Name and Business Experience	Age
Alvin R. Albe, Jr.	59

Mr. Albe has served as a director since December 1988. Mr. Albe is currently a Senior Advisor to TCW Group, Inc. (“TCW”), an investment management firm. Prior to joining TCW in 1991, Mr. Albe was President of Oakmont Corporation, a family office that administers and manages assets for high net worth individuals and their families. Mr. Albe was associated with Oakmont Corporation from 1982 to 1991. Prior to 1982, Mr. Albe was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe graduated from the University of New Orleans with a B.S. in Accounting. The Board of Directors selected Mr. Albe to serve as a director because of his extensive financial background in investments and accounting standards.

Edward G. Roth	56

Mr. Roth has been our President and Chief Executive Officer since November 19, 2007 and a director since March 16, 2007. Mr. Roth joined Syntroleum in July 2004 as our Senior Vice President of Projects. In April 2005, Mr. Roth was named our Executive Vice President of Engineering and Chief Technology Officer and in March 2007 was appointed as our President. Prior to joining Syntroleum in July 2004, Mr. Roth was employed by Petrofac Resources International, serving in varying positions from December 1997 to July 2004. In July 2003, Mr. Roth served as President and Chief Operating Officer of Petrofac LLC, a company involved in all facets of turnkey engineering, procurement and construction in refining and gas processing. From February 1994 to December 1997, Mr. Roth was Vice President of Engineering & Operations at Zilkha Energy. From December 1979 to February 1994, he was employed by ARCO in various capacities, including drilling production operations and business development both domestically and internationally. Mr. Roth has a B.S. in Petroleum Engineering from Texas A&M University and an M.B.A. in Finance from the University of Chicago. Mr. Roth is a certified professional engineer. Mr. Roth was selected by the Board of Directors for his extensive background in the energy industry in engineering, procurement and construction in refining and gas processing as well as for his engineering technical expertise and executive experience.

2015 — Class A Directors

Name and Business Experience	Age
Frank M. Bumstead	71

Mr. Bumstead has been a director since May 1993. He has served as the Chairman of Flood, Bumstead, McCready & McCarthy, Inc., a financial and business management firm, since 1989 and as a managing member of FBM Consults, LLC since January 1, 2001. Mr. Bumstead presently serves as a director and Chairman of the Compensation Committee of Brookdale Senior Living, Inc., a New York Stock Exchange listed company; director of United Supermarkets, Inc.; director of Nashville Wire Products, Inc.; a trustee of The Memorial Foundation and chairman of audit, finance and investment committees for the Country Music Association, Inc. Mr. Bumstead holds a B.S. in Business Administration from Southern Methodist University and a Masters of Business Management from Vanderbilt Owen Graduate School of Management. The Board of Directors selected Mr. Bumstead to serve as a director because of his experience in financial management and his board experience with other public companies.

Robert B. Rosene, Jr.	59

Mr. Rosene has been our Chairman of the Board of Directors since November 19, 2007 and a director since March 1985. Mr. Rosene has been President of Seminole Energy Services, L.L.C., a natural gas marketing and gathering company, since 1998. From 1984 to August 1998, he was Vice President of Boyd Rosene and Associates, Inc., a natural gas consulting and marketing firm which he co-founded. From 1976 to 1984, he was employed with Transok Pipeline Company, where he served in various positions, including Manager of Rates and Contract Administration and director of Gas Acquisitions. In 1987, Mr. Rosene co-founded MBR Resources, an oil and gas production company with operations in Arkansas, New Mexico, Oklahoma and Texas. Mr. Rosene holds a B.A. in Accounting from Oklahoma Baptist University. The Board of Directors selected Mr. Rosene for his expansive knowledge of the oil and gas industry and macro-economic global conditions and his ability to bring a unique and valuable perspective to the Board of Directors.

There are no family relationships, of first cousin or closer, among our directors and executive officers, by blood, marriage or adoption.

Affirmative Determinations Regarding Director Independence and Other Matters

Our Board of Directors has determined that each of the following directors is an “independent director” as such term is defined in NASDAQ Listing Rule 5605(a)(2): Alvin R. Albe, Jr., Frank M. Bumstead, P. Anthony Jacobs, Robert B. Rosene, Jr. and James R. Seward. These five directors are each referred to individually as an “independent director” and collectively as the “independent directors.”

Our Board of Directors has also determined that each member of the two standing committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the NASDAQ Listing Rules, the SEC, and the Internal Revenue Service.

The Nominating and Compensation Committee reviewed the applicable legal standards for board member and board committee independence. On the basis of this review, the Nominating and Compensation Committee disclosed no change to the full Board of Directors and the Board of Directors made its “independent director” determinations based upon the Nominating and Compensation Committee’s disclosure and each director’s review of the information made available to the Nominating and Compensation Committee.

Board Committees

The Board of Directors has two standing committees: the Audit Committee and the Nominating and Compensation Committee.

Audit Committee

During 2012, the Audit Committee consisted of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The Audit Committee met five times during 2012. During 2013, the Audit Committee consists of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The committee met five times during 2013 to date. The Board of Directors has determined that:

(i)	each member of the committee meets the independence criteria required by applicable law and the rules of the SEC and NASDAQ for audit committee membership;

(ii)	each member of the committee is an “independent director” as defined in Section 10A(m)(1)(B)(3) of the Exchange Act and NASDAQ Listing Rule 5605(a)(2);

(iii)	each member of the committee meets NASDAQ’s financial knowledge requirements; and

(iv)	Mr. Albe is the “audit committee financial expert” under SEC rules and meets NASDAQ’s professional experience requirements.

The Audit Committee operates pursuant to a written charter, a copy of which can be found at our website at http://www.syntroleum.com. As more fully described in the committee charter, the Audit Committee recommends to the Board of Directors the independent registered public accounting firm to perform the audit of our financial statements and reviews: (i) the scope, plan and findings of the audit and any recommendations of the independent registered public accounting firm, (ii) the adequacy of internal accounting controls and audit procedures, (iii) our audited financial statements, (iv) the non-audit services performed by the independent registered public accounting firm, and (v) the fees paid to the independent registered public accounting firm for audit and non-audit services.

Nominating and Compensation Committee

During 2012, the Nominating and Compensation Committee consisted of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The Nominating and Compensation Committee met once and took action by unanimous written consent on one occasion in 2012. During 2013, the Nominating and Compensation Committee consists of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The committee has met one time during 2013 to date. The Board of Directors has determined that:

(i)	each member of the committee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

(ii)	each member of the committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act; and

(iii)	each member of the committee is an “independent director” as defined in NASDAQ Listing Rule 5605(a)(2).

The Nominating and Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.syntroleum.com. As more fully described in the committee charter, the Nominating and Compensation Committee establishes and reports to the full Board of Directors with respect to compensation plans under which our officers and directors are eligible to participate, and recommends to the Board of Directors for approval the salary for our chief executive officer and other executive officers. The committee administers our 2005 Stock Incentive Plan and reviews our overall compensation philosophy and program on a regular basis. The committee also recommends policies concerning director compensation to the Board of Directors.

The Nominating and Compensation Committee may delegate its authority over discrete aspects of our overall compensation program to a subcommittee comprised of one or more members of the Board of Directors. The committee has formed a subcommittee, comprised of Mr. Rosene, with the authority to grant stock based awards under our 2005 Stock Incentive Plan of up to 20,000 shares of Common Stock to non-exempt and exempt level employees. The delegation of authority to this subcommittee is not exclusive and the Nominating and Compensation Committee as a whole may, in its discretion, also make stock based awards.

Director Nominations Process

The Nominating and Compensation Committee is also responsible for identifying, evaluating and recommending to our Board of Directors qualified director nominees.

In evaluating the qualifications of prospective nominees to the Board of Directors, the Nominating and Compensation Committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and our stockholders. The Nominating and Compensation Committee also considers whether candidates provide an appropriate mix of backgrounds and skills to the Board of Directors.

Internal Process for Identifying Candidates

The Nominating and Compensation Committee has two primary methods for identifying candidates (other than those proposed by our stockholders). As the primary means of identifying candidates, the Nominating and Compensation Committee solicits ideas for possible candidates from members of the Board of Directors, our senior level executives and individuals personally known to the members of the Board of Directors. In addition, the Nominating and Compensation Committee may from time to time use its authority under its charter to retain, at the Company’s expense, one or more search firms to identify candidates. If and when such firms are retained, such firms may be asked to identify possible candidates, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board of Directors, the committee members and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Nominating and Compensation Committee.

Nomination Recommendations by Stockholders

The Nominating and Compensation Committee will consider nominees for director recommended by our stockholders. Please submit your recommendation along with their full suite of credentials to Syntroleum’s Corporate Secretary, Syntroleum Corporation, 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

In addition to recommending director nominees to the Nominating and Compensation Committee, any stockholder may nominate one or more persons for election to our Board of Directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and applicable law.

Evaluation of Candidates

The Nominating and Compensation Committee will consider all candidates identified through the processes described above. The extent to which the committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the committee’s discretion. The committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, taking into account their contributions as directors and the benefit that results from increasing insight and experience developed over a period of time. Although the committee will consider candidates for director recommended by stockholders, it may determine not to recommend that the Board of Directors, and the Board of Directors may determine not to, nominate those candidates for election.

The Nominating and Compensation Committee believes that nominees should, in the judgment of the Board of Directors, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background experience that will complement those of other directors, be able to actively participate in Board of Directors and committee meetings and related activities, be able to work professionally and effectively with other directors and management, be available to remain on the Board of Directors long enough to make an effective contribution and have no material relationship with competitors, customers, or other third parties that could present realistic possibilities of conflict of interest.

The Nominating and Compensation Committee also believes that the Board of Directors should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’ of Directors composition. The committee values gender, cultural and geographical diversity in its directors and will review nominees with the goal of having directors whose background and experience complement those of other directors, employees, and clients.

Timing of the Identification and Evaluation Process

The Nominating and Compensation Committee meets on the date of the first regularly scheduled meeting of the Board of Directors in a calendar year if new director nominees are proposed. At this meeting, the committee considers, among other things, candidates to be recommended to the Board of Directors for inclusion in the slate of director nominees to be recommended by the Board of Directors at the next annual meeting of stockholders. The Board of Directors usually meets in the first quarter of the fiscal year to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the Annual Meeting.

Board Leadership Structure

Robert B. Rosene, Jr., an independent director, serves as our Chairman of the Board of Directors and Edward G. Roth serves as our Chief Executive Officer. The Board of Directors believes that independent oversight of management is an important component of an effective board of directors. The independent members of our Board of Directors have determined that the most effective board leadership structure for Syntroleum at the present time is for separation of the Chairman of the Board of Directors from the Chief Executive Officer position. The independent members of our Board of Directors believe that because the Chief Executive Officer is ultimately responsible for day-to-day operations of the Company and for executing the Company’s strategy, that it is best served to have an independent separate role of Chairman of the Board of Directors. This allows for proper oversight and guidance. The Chief Executive Officer contacts the Chairman of the Board of Directors on a regular basis and provides status updates of operations during these discussions. The Board of Directors retains the authority to modify this structure to best address the Company’s unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

Board’s Role in Risk Oversight

The full Board of Directors is actively involved in overseeing risk management for the Company. It does so in part through its monthly Board of Directors meetings at which time members of management who supervise day-to-day risk management present all current risks in current business practices or future business prospects. Members of management disclose current margins on future operations from current market information, treasury risk including current cash balances and financial institutions, future investment risks or liquidity risk though cash flow forecasts and operational updates for construction and/or project management for current clients or joint ventures. Any new business prospects or processes are reviewed for risks, including market, investment, environmental, procedural and insurability before being presented to the Board of Directors. Members of management present all known risks from this analysis to the Board of Directors before requesting to proceed with further due diligence. If Board of Directors approval is obtained to pursue a second level of due diligence, members of management expend more resources and time on the risks associated with any proposal by seeking third party analysis of known market trends and demands, traveling to and from different sites related to the proposal, performing detailed financial analysis as well as performing technical analysis of the process or prospect. All of this is presented to the Board of Directors for review and approval before initiating any other negotiations.

In addition, each of our Board of Directors committees considers the risks within its areas of responsibilities. The Audit Committee reviews risks related to financial reporting, discusses any material violations of Company policies of the Company’s Code of Ethics and Conduct, reviews the outcome of the Company’s internal control assessment is presented to the audit committee annually. Violations of the Company’s Code of Ethics and Conduct and related corporate policies are reported to the full Board of Directors as required.

Communication with Directors

Interested persons may send written communications to the Board of Directors, including non-management members of the Board of Directors, by mailing those communications to the Audit Committee at:

Syntroleum Corporation

c/o Audit Committee of the Board of Directors

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

The Audit Committee will forward communications to individual directors, as appropriate.

We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Two of our directors attended our 2012 annual meeting of stockholders.

Director Compensation

During 2012, the Board of Directors held a total of 12 regular meetings and three special meetings and took action by unanimous written consent on two occasions. No director attended fewer than 75 percent of the aggregate of Board of Directors meetings and meetings of any committee on which he served in 2012. The Board of Directors met fifteen times during 2013 to date and took action by unanimous written consent on eleven occasions.

We do not pay our directors a cash retainer. All directors are reimbursed for their travel and other expenses involved in attendance at Board of Directors and committee meetings.

Under the 2005 Stock Incentive Plan, non-employee directors are eligible to receive grants of options to purchase shares of our Common Stock or awards of Common Stock or restricted stock. On January 1 of each year, non-employee directors received annual grants of a number of shares of our Common Stock determined by dividing $50,000 by the closing price of our Common Stock on the last trading day of the previous year. We granted 5,208 shares to each of our directors on January 1, 2012 at a grant date stock price of $9.60 and expect to continue the annual grant of Common Stock to non-employee directors as part of their compensation for service on the Board of Directors. Mr. Robert B. Rosene, Jr., Chairman of our Board of Directors received an additional grant of 10,417 shares of Common Stock at a grant date price of $9.60 in recognition of his additional services as Chairman.

Effective April 11, 2013, we effected a 10-for-1 reverse stock split. All share numbers and share prices provided herein and throughout this proxy statement have been adjusted to reflect this 10-for-1 reverse stock split.

Employees who are directors are not paid any fees or additional remuneration for their services as members of the Board of Directors or any committee thereof.

Director Compensation Table 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alvin R. Albe, Jr		50,000	—	—	—	—	50,000
Frank M. Bumstead		50,000	—	—	—	—	50,000
P. Anthony Jacobs		50,000	—	—	—	—	50,000
Robert B. Rosene, Jr.		150,000	—	—	—	—	150,000
James R. Seward		50,000	—	—	—	—	50,000

(1)	All amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

At December 31, 2012, our non-employee directors held unexercised options to purchase Common Stock as follows: Alvin R. Albe, Jr.— 641 shares; Frank M. Bumstead—641 shares; P. Anthony Jacobs—641 shares; Robert B. Rosene, Jr.— 641 shares; James R. Seward—224 shares.

Stock Ownership Guidelines for Directors

We do not have a set guideline for director stock ownership. We do, however, encourage stock ownership by our directors and all compensation for services as a director is paid by us in shares of our Common Stock.

Certain Relationships and Related Person Transactions and Code of Ethics and Conduct

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Dynamic Fuels

Tyson Foods, Inc. (“Tyson”), a holder of more than 5% of our outstanding Common Stock, owns a fifty percent membership interest in Dynamic Fuels, LLC (“Dynamic”) and we own the remaining fifty percent membership interest in Dynamic. Since January 1, 2012, the Company and Tyson have made capital contributions in amounts equal to $13.0 million and $16.2 million, respectively, to Dynamic and have each made working capital loans to Dynamic in the principal amount of $6.2 million. Since the formation of Dynamic in July 2007, the Company and Tyson have made aggregate capital contributions of $53.6 million and $56.7 million, respectively, to Dynamic and have each made $20.2 million in working capital loans to Dynamic. As of September 30, 2013, $10.5 million was outstanding on the working capital loans due to us.

Policies and Procedures for Related Person Transactions

We have a written Code of Ethics and Conduct pursuant to which we evaluate all transactions required to be reported under Item 404 of Regulation S-K. The Code of Ethics and Conduct is accessible on our website, http://www.syntroleum.com. This policy provides for the transaction to be brought to the attention of the Chief Executive Officer, Principal Financial Officer or Audit Committee for review and approval. If initial approval is obtained, our entire Board of Directors will review the matter.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon recommendation of the Audit Committee, has selected HoganTaylor LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. HoganTaylor LLP was our independent accountant for the fiscal year ended December 31, 2012. Representatives of HoganTaylor LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions of any stockholders.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of HoganTaylor LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the selection of HoganTaylor LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain HoganTaylor LLP. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2013 will be ratified upon the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present or by represented proxy at the Annual Meeting.

Independent Registered Public Accounting Firm’s Fees and Services

The following table provides a summary of fees for professional services rendered by HoganTaylor LLP for the fiscal years ended December 31, 2012 and 2011.

Audit fees pertain to the audit of our annual financial statements, the audit of effectiveness of internal controls over financial reporting, the reviews of our quarterly financial statements and services related to certain SEC registration statements. Audit-related fees pertain to assurance and related services that are reasonably related to the performance of the audit or review of financial statements not otherwise included as audit fees. Tax fees pertain to tax compliance and preparation, tax advice and tax planning.

All services and fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2012	2011
Audit Fees	$140,000	$140,000
Audit-Related Fees(1)	24,000	22,500
All Other Fees(2)	6,025	27,500
Tax Fees	15,000	15,000
Total	$185,025	$205,000

(1)	Represents fees for professional services rendered for review of filings in 2012 and 2011.
(2)	Represents fees related to our shelf registration statement on Form S-3.

The Audit Committee has considered whether the provision of services rendered in 2012, other than the audit of our financial statements, the 2012 audit of effectiveness of internal controls over financial reporting, and the reviews of our quarterly financial statements, was compatible with maintaining the independence of HoganTaylor LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s charter allows the Audit Committee to delegate to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services between Audit Committee meetings, provided that the subcommittee reports any pre-approval decisions to the full Audit Committee at the committee’s next scheduled meeting. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by our independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to our 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit-related and tax services for 2013. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions as well as internal management controls.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF HOGANTAYLOR LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Syntroleum Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.syntroleum.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Syntroleum’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2012.

The Audit Committee has discussed with HoganTaylor LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with HoganTaylor LLP their independence, and received from HoganTaylor LLP the written disclosures and the letter required by Ethics and Independence Rules 3524, 3525, and 3526 of the PCAOB. Finally, the Audit Committee discussed with HoganTaylor LLP, with and without management present, the scope and results of HoganTaylor LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee Alvin R. Albe, Jr. (Chairman) Frank M. Bumstead P. Anthony Jacobs Robert B. Rosene, Jr. James R. Seward

PROPOSAL THREE

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers (sometimes referred to as “say on pay”). We currently intend to submit the compensation of our named executive officer to stockholders annually.

Accordingly, you may vote on the following resolution at the Annual Meeting:

“RESOLVED that the stockholders approve, on an advisory basis, the compensation of Syntroleum Corporation’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

Because this vote is advisory, it will not be binding upon our Board of Directors. However, the Nominating and Compensation Committee of our Board of Directors will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

As described in detail in the Compensation Discussion and Analysis, our compensation programs are designed to attract, retain, and motivate highly qualified individuals to create a successful company and to align the interest of our executive officers with long-term stockholder interests. To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and of our executive compensations policies and practices.

The compensation of our named executive officers will be approved on a non-binding, advisory basis, upon the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present or by represented proxy at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers

:

Name	Age	Position
Edward G. Roth	56	Chief Executive Officer, President and Director
Karen L. Power	62	Senior Vice President and Principal Financial Officer

Biographical information on Mr. Roth is contained in the section entitled “PROPOSAL ONE: ELECTION OF DIRECTORS-2014-Class C Directors” beginning on page 8 of this proxy statement.

Karen L. Power is a Senior Vice President and our Principal Financial Officer, having joined our Company in June 2007. Mrs. Power was previously Executive Vice President, Chief Financial Officer and Cashier for Summit Bank from 2001 to 2007, Senior Vice President, Chief Financial Officer and Cashier for Federal BankCentre from 1998-2001, Vice President and Chief Financial Officer for Community Care HMO, Inc. from 1994-1997, and Senior Vice President and Chief Financial Officer for Western National Bank from 1984-1994. Prior to 1984 Mrs. Power served in various tax positions with Arthur Andersen & Co., GRA, Inc. and Commerce Bank. Mrs. Power is a certified public accountant and received her Bachelor of Science in Business Administration from the University of Missouri-Kansas City, Missouri.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objectives

The objective of Syntroleum’s executive compensation policy is to attract, retain and motivate highly qualified individuals and to align their interests with our shareholders. We do this by offering competitive, interrelated compensation components that are designed to reward them for results that have been identified as important factors in enhancing shareholder value. The tables that you find in this proxy statement contain specific information about the compensation earned or paid in 2012, 2011 and 2010 to Edward G. Roth and Karen L. Power, whom we refer to as our “named executive officers” as of December 31, 2012.

The Board has considered our shareholders vote on the “Say on Pay” issues and, as voted by a majority of the shareholders, has determined to submit the question of management compensation to its shareholders annually.

Role of the Nominating and Compensation Committee and Management

The Nominating and Compensation Committee determines cash bonuses and stock options and restricted stock awards and changes in remuneration to our executive officers. Bonuses and grants of stock options and restricted stock are individually determined and administered by the Nominating and Compensation Committee. The Chief Executive Officer works with the Nominating and Compensation Committee in the design of the plans and makes recommendations to the committee regarding the salaries and bonuses of executive officers that report directly to him as well as the salaries and bonuses and the award of options and restricted stock to other employees.

Our executive compensation guidelines, as established by the Nominating and Compensation Committee, are designed to pay a base salary generally measured by other peer group companies, as adjusted to take into account differences in revenue size and for individual performance. The Nominating and Compensation Committee has determined Syntroleum’s new 2012 peer group to more closely match our Company in the renewable products arena and includes Pacific Ethanol, Inc., Synthesis Energy Systems, Inc., BioFuel Energy Corp, Renewable Energy Group, Inc., Future Fuels Corp., Solazyme, GEVO, Amyris, KiOR and Codexis. Mrs. Power and Mr. Roth both received increases in base salary in January 2012. Mr. Roth’s salary is paid under the terms of an employment agreement described below.

Incentive compensation takes the form of equity and cash. As part of this process, the Nominating and Compensation Committee recommends the Chief Executive Officer’s incentive compensation award to the Board of Directors for approval and reviews and approves the awards recommended by the Chief Executive Officer with respect to the other executive officer. Such awards reward participants for achieving established cost targets and prosecuting the business of the Company, reward execution of the business plan and success in execution beyond budgeted or expected values, and reward performance related to specific commercialization projects. These awards can take the form of cash or Syntroleum Corporation restricted stock or options with performance vesting schedules. In 2012, 2011 and 2010, these awards took the form of cash. All cash or equity grants to named executive officers are approved by the Nominating and Compensation Committee.

Typically, increases in base compensation occur upon significant changes in job responsibility or notable changes in the job market. Normally, previous compensation actions do not influence current year’s awards or grants except in the case of awards intended to cover multi-year periods.

Elements of Compensation Plan

Our compensation plan for key executives includes long-term milestone based incentives. We believe that by making milestone based incentives the basis for incentive awards provides the Board of Directors with a means to emphasize and monitor management’s progress towards our key strategic goals. Based on the Nominating and Compensation Committee’s reviews of executive compensation, it was determined that the plan would be primarily comprised of base pay, incentive compensation and long-term incentive compensation. Base pay would be comprised of an executive’s salary, while incentive compensation consists of cash bonuses or immediately vested stock awards. Long-term incentive compensation is meant to reward multi-year achievements with awards given in stock options and restricted stock with vesting based on the occurrence of Company project related intermediate milestones. By providing these three pieces of compensation it was determined that incentives would be in place to achieve strategic short-term milestones, while the long-term incentive compensation would be used to reinforce the sense of shared purpose. From time to time, individual or corporate achievements or market pressures may merit additional discretionary grants being given throughout the year. It is not our practice to time these grants prior to the release of material information but rather to provide these grants during the normal course of business. These would be granted at the Nominating and Compensation Committees’ discretion.

The allocation among these compensation elements depends on performance objectives and market pressures. Generally more emphasis is placed on incentive compensation than base salary. Grants of incentive and long-term incentive compensation were generally at least 50% of the named executive compensation package.

Base Pay

Base salary is generally measured by other peer group companies, as adjusted to take into account differences in market capitalization and for individual performance. Base pay is designed to be competitive with salary levels for comparable executive positions at other peer group companies engaged in the development of new technologies. The Nominating and Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers. The Nominating and Compensation Committee also considers other factors, including that officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance measured against strategic business objectives. As the Company is in the early commercialization stage of business, the Nominating and Compensation Committee considers the liquidity of the Company when factoring base pay into management salaries. Our philosophy and practice is to place a significant emphasis on incentive and long-term incentive compensation. The Nominating and Compensation Committee also considers internal pay equity among the executive officers and employees generally. The types and relative importance of the strategic business objectives and financial objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible. The compensation committee reviews base salaries annually. These salaries are reviewed at the first Board of Directors meeting of each year and were increased in 2012. Annual base salaries for Edward G. Roth and Karen L. Power are currently $300,000 and $192,500, respectively.

Incentive Compensation

Incentive compensation takes the form of annual cash or equity bonuses paid at specific targets ranging from 20% to 50% of salary for key executives based on our compensation plan structure. These payouts are based on the Nominating and Compensation Committee’s review of individual performance related to cost targets and prosecution of the business of the Company. The annual bonus is not typically dependent on macroeconomic conditions. Annual bonuses are paid to our executive officers pursuant to our Syntroleum Incentive Compensation Plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the Board of Directors and depends on the individual’s performance and level of responsibility. Typically executive officers may receive cash bonuses of 20% to 50% of their annual salary depending on the achievement of individual and Company goals during the year. There is no limitation on the annual bonus if individual achievement and Company goals are exceeded during the year. Competitive market factors for employee retention are taken into account as well as corporate performance when making these determinations. Successful achievement of all goals and objectives is not required for bonuses to be paid out. However, the amount of bonus paid is significantly impacted by lack of goal achievement. A minimum bonus threshold is included in Edward G. Roth’s employment agreement requiring bonuses of at least 50% of annual salary each year. Increases to this amount are based on the factors described above.

Incentive compensation may also take the form of a performance cash bonus paid at specific targets. These payouts are based on the Nominating and Compensation Committee’s review of execution of the business plan and success in that execution beyond budgeted or expected values. These bonuses are dependent on project related profitability and collections of profits. All business development, legal and final execution costs of a project are considered when determining profitability of a project. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the Board of Directors and depends on the individual’s performance and level of responsibility related to the execution of the business plan and individual project.

At the end of 2012 individual performance ratings were determined for executives and it was determined that individual performance was in line with expectations, cash bonuses related to 2012 individual performance were paid on December 21, 2012 to Karen L. Power and Edward G. Roth in the amount of $67,375 and $200,000, respectively. These bonuses were 35% and 67% of 2012 annual salaries, respectively.

The nomination and compensation committee expectations for 2012 included fiscal responsibility, expansion of engineering services, and execution of improved mechanical reliability at Dynamic Fuels Plant. The Company was under budget on operating expenditures. The engineering team performed engineering work and provided licensor assistance throughout 2012 on the Dynamic Fuels Plant as well as worked on additional studies for other clients. Key projects for the Company for 2012 included leased pilot plant operations for a client with successful data collected and licensor and engineering design services assistance for our Dynamic Fuels Plant. Mrs. Power and Mr. Roth played key roles in leading all of these activities for the Company and managing the staff and Company funds to achieve each of these goals. Given the committee’s view of their contributions to key roles in the Company the decision was made to make these payments in cash.

Performance Based Long-Term Equity Incentive Compensation

Long-term incentive compensation is tied directly to Company project related milestones that if achieved, are expected to increase stockholder return. Long-term incentive compensation consists of stock options and restricted stock, which generally vest based on specified milestones. The exercise price of stock options is generally equal to the fair market value of the Common Stock on the date of grant. Stock options and restricted stock are designed to align the interests of our employees with those of our stockholders. In determining whether to grant stock options or restricted stock, the Nominating and Compensation Committee considers a variety of factors, including that executive’s current ownership, the likelihood that the grant of those options or restricted stock would encourage the executive to remain with our Company, prior option grants (including the size of previous grants and the number of options and shares of restricted stock held), peer group analysis of similar positions and the value of the executive’s service to our Company. The compensation committee also considers these factors when determining whether to grant stock options or restricted stock to other employees. No new awards were granted to executives in 2012.

Performance based long term awards were last granted to executives in 2008 under the Company’s 2005 Stock Incentive Plan. The Nominating and Compensation Committee reviewed the amount of awards to each officer and employee and considered contributions to Company milestones and comparable compensation packages for officers within the same industry. Upon completion of this analysis the Nominating and Compensation Committee granted an additional award of restricted stock to Mr. Roth of 100,000 shares. Mrs. Power received options in the amount of 48,500 at an exercise price of $6.60. All of the performance milestones set forth in these grants have been achieved and the grants are fully vested.

Benefits

Benefits are part of the overall competitive compensation program designed to attract and retain employees including executive officers. The named executive officers participate in the same benefit programs as our general employee population.

Severance and Retirement

Our severance agreements provide for the payment of salary for periods after the date of termination of employment that vary depending primarily upon the position held by the employee and the event giving rise to the termination of employment. The payment of severance is intended to provide financial security to the executive at competitive levels to attract and retain executive officers.

Stock Ownership Guidelines

Syntroleum does not have specific equity or other security ownership requirements or guidelines for management. Management is encouraged to take an ownership stake in the Company and is specifically compensated with a trend towards equity compensation. Margin accounts of our Common Stock held by executive officers and trading in derivatives of our Common Stock by executive officers are discouraged but not specifically disallowed by corporate policy. Under our Code of Ethics and Conduct all insiders are bound by the rules of insider trading and speculation in Syntroleum stock is discouraged.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the chief executive officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. While the Board of Directors considers all compensation paid to the Chief Executive Officer and the named executive officers to be performance-based, it does not meet all the definitions of “performance based” compensation in Section 162(m). The compensation committee strongly believes that retaining discretion in determining awards within the parameters of the performance goals is essential for long-term success. In the past, the effect of the amounts paid in excess of the deductibility amount has been immaterial to our tax return. We plan to review executive compensation as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Syntroleum Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Nominating and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Nominating and Compensation Committee
Alvin R. Albe, Jr. Frank M. Bumstead P. Anthony Jacobs Robert B. Rosene, Jr. (Chairman) James R. Seward

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table summarizes the compensation earned by our principal executive officer and principal financial officer during the years ended December 31, 2012, 2011, and 2010. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Edward G. Roth,	2012	300,000	200,000	—	—	—	—	11,250	511,250
Chief Executive Officer	2011	260,000	130,000	—	—	—	—	11,000	401,000
and President	2010	260,000	200,000	—	—	—	—	11,000	471,000
Karen L. Power,	2012	192,500	67,375	—	—	—	—	11,250	271,125
Senior Vice President	2011	175,000	35,000	—	—	—	—	11,000	221,000
and Principal Financial Officer	2010	175,000	35,000	—	—	—	—	11,000	221,000

(1)	Reflects the cash bonus awards to our named executive officers. Cash bonuses for the fiscal year ended December 31, 2012 were approved and paid on December 21, 2012.
(2)	Reflects the Company’s matching of 401(k) plan contributions paid in the form of Common Stock.

2012 Grants of Plan-Based Awards

The Company did not make any grants of plan-based awards to its named executive officers during the fiscal year ended December 31, 2012.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on December 31, 2012, the last day of our fiscal year, to each of our named executive officers.

Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date
Edward G. Roth	12/08/2006	15,000	—	28.90	12/8/16
Karen L. Power	11/21/2008	36,500	—	6.60	11/21/18

2012 Options Exercised and Stock Vested

The following table shows information regarding stock options that were exercised and the vesting of restricted Common Stock during the year ended December 31, 2012 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward G. Roth	—	—	90,000	$612,000
Karen L. Power	—	—	—	—

(1)	Equal to the number of vesting shares multiplied by the closing stock price of $6.80 on the vest date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the year ended December 31, 2012.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during the year ended December 31, 2012.

Employment Agreements

We have entered into employment agreements with both of our named executive officers. These agreements provide for annual base salaries that we may increase from time to time. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may offer to our employees from time to time.

Under each agreement, employment may be terminated as follows: by us upon the employee’s death, disability or retirement; by us upon the dissolution and liquidation of the Company (unless our business is thereafter continued); by us for just cause; by the mutual agreement of the employee and us; and by either us or the employee upon 15 days’ written notice.

All agreements prohibit the employee from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee’s employment with the Company, other than as required in the performance of the employee’s duties. The agreements also provide that the employee will not have or claim any right, title or interest in any trademark, service mark or trade name that we own or use. The employees agreed to irrevocably assign to us all of their right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by the employee during his or her period of employment with us and which related to our business or which were not developed on the employee’s own time. Each employee further agreed that during the period of employment with us and for a period of two years following the termination of employment, the employee will not engage in certain activities related to our business.

Mr. Roth’s employment agreement, dated as of April 24, 2007, has a 48 month initial term and is automatically renewed for successive 12 month terms. The agreement provides for a $260,000 annual salary and a minimum annual bonus equal to 50% of base salary, subject to increase in our discretion.

Mrs. Power’s employment agreement, dated as of June 13, 2007, has an initial term of 12 months and is automatically renewed for successive 12 month terms. The agreement provides for a $175,000 annual salary, subject to increase in our discretion.

Post-Employment Benefits and Change of Control Arrangements

If we terminate Mr. Roth’s employment for any reason other than (i) as a result of his death, disability or retirement, (ii) upon our dissolution or liquidation, or (ii) for just cause, Mr. Roth is entitled to receive an amount equal to 300% of his then-current annual salary payable over 24 months following termination of employment. Had Mr. Roth’s employment with Syntroleum been terminated by Syntroleum other than for the reasons set forth above (regardless of whether Syntroleum had undergone a change of control), Mr. Roth would have been entitled to severance pay in an aggregate amount equity to $900,000.

If we terminate Mrs. Power’s employment for any reason other than (i) as a result of her death, disability or retirement, (ii) upon our dissolution or liquidation, or (ii) for just cause, Mrs. Power is entitled to receive an amount equal to three months of her then-current annual salary payable over three months following termination of employment. Had Mrs. Power’s employment with Syntroleum been terminated by Syntroleum other than for the reasons set forth above (regardless of whether Syntroleum had undergone a change of control), Mrs. Power would have been entitled to severance pay in an aggregate amount equity to $48,125.

THE REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Syntroleum Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Nominating and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Nominating and Compensation Committee

Alvin R. Albe, Jr.

Frank M. Bumstead

P. Anthony Jacobs

Robert B. Rosene, Jr. (Chairman)

James R. Seward

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 15, 2013, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us and SEC filings, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Common Stock subject to stock options or warrants currently exercisable or exercisable within 60 days of October 15, 2013, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership based on 9,943,333 shares of Common Stock outstanding on October 15, 2013. Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Syntroleum Corporation, 5416 South Yale Avenue., Suite 400, Tulsa, Oklahoma, 74135.

Name of Beneficial Owner	Shares(1)	Percentage of Class
5% Stockholders:
Tyson Foods, Inc. 2200 Don Tyson Parkway Springdale, Arkansas 72762-6999	800,000	8.0%
Named Executive Officers and Directors:
Edward G. Roth	154,599	1.5%
Karen L. Power	56,833	*
Alvin R. Albe, Jr.	65,147	*
Frank M. Bumstead(2)	69,192	*
P. Anthony Jacobs(3)	98,739	1.0%
Robert B. Rosene, Jr.(4)	112,176	1.1%
James R. Seward	70,884	*
Executive Officers and Directors as a Group (7 persons)(2)(3)(4)	627,570	6.0%

*	Represents ownership of less than 1%.
(1)	Includes shares of Common Stock subject to options or warrants as follows: Edward G. Roth –15,000 shares; Karen L. Power – 36,500 shares; Alvin R. Albe, Jr. – 641 shares; Frank M. Bumstead – 641 shares; P. Anthony Jacobs – 641 shares; Robert B. Rosene, Jr. – 641 shares; and James R. Seward – 224 shares. Also includes shares of Common Stock held in 401(k) plan accounts as follows: Edward G. Roth – 7,675 shares and Karen L. Power – 4,343 shares.
(2)	Includes 1,385 shares of Common Stock held by Mr. Bumstead’s spouse.
(3)	Includes 14,000 shares of Common Stock held by Mr. Jacobs’ spouse and 75,819 shares of Common Stock held by the P. Anthony Jacobs Trust.
(4)	Includes 680 shares of Common Stock held by trusts the beneficiaries of which are Mr. Rosene’s children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and owners of 10% or more of our Common Stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers and 10% or more stockholders during the fiscal year ended December 31, 2012 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

STOCKHOLDERS’ PROPOSALS

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2014 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than July 9, 2014.

If you wish to present a proposal or a proposed director candidate at our 2014 annual meeting, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to Syntroleum’s Corporate Secretary at the address noted below. We must receive this required notice by October 9, 2014, but no sooner than September 19, 2014. However, if the 2014 annual meeting is held before November 28, 2014 or after February 26, 2015, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 90th day prior to the 2014 annual meeting and no later than the close of business on the later of (1) the 70th day prior to the 2014 annual meeting and (2) the 10th day following the date on which public disclosure of the date of the 2014 annual meeting was made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any proposals, notices, or information about proposed director candidates should be sent to Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Syntroleum stockholders may be “householding” our proxy materials. A single proxy statement or Notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, Annual Report, and/or Notice you may (1) notify your broker, (2) direct your written request to: Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135 or (3) contact our Corporate Secretary by telephone at (918) 592-7900. Stockholders who currently receive multiple copies of the proxy statement and/or Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report, proxy statement, and/or Notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

Our 2012 annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2012 (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that choose to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this proxy statement and our 2012 annual report to stockholders at www.voteproxy.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2012 annual report to stockholders and Annual Report on Form 10-K may also be directed to Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2012 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Syntroleum stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Syntroleum’s Corporate Secretary at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135.

By Order of the Board of Directors,

Karen L. Power

Principal Financial Officer and Secretary

November 1, 2013

SYNTROLEUM CORPORATION 5416 SOUTH YALE, SUITE 400 TULSA, OK 74135-6267 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SYNM13 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M63757-P44199 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SYNTROLEUM CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 0 0 0 01) P. Anthony Jacobs 02) James R. Seward The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the selection of HoganTaylor LLP as Syntroleum Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. To approve, on an advisory basis, the compensation of Syntroleum Corporation’s named executive officers. 4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. 0 0 0 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. M63758-P44199 SYNTROLEUM CORPORATION Annual Meeting of Stockholders December 18, 2013 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary Roth and Karen Power, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNTROLEUM CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CST on December 18, 2013, at www.virtualshareholdermeeting.com/SYNM13 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 18, 2013. SYNTROLEUM CORPORATION SYNTROLEUM CORPORATION 5416 SOUTH YALE, SUITE 400 TULSA, OK 74135-6267 arrow in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. M63759-P44199 Meeting Information Meeting Type:Annual Meeting For holders as of:October 21, 2013 Date: December 18, 2013Time: 2:00 PM CST Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SYNM13. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.vir tualshareholdermeeting.com/SYNM13 and be sure to have the information that is printed in the box marked by the XXXX XXXX XXXX (located on the following page).

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: COMBINED DOCUMENT How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: (located on the If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before December 4, 2013 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/SYNM13. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. M63760-P44199

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) P. Anthony Jacobs 02) James R. Seward The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the selection of HoganTaylor LLP as Syntroleum Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. To approve, on an advisory basis, the compensation of Syntroleum Corporation’s named executive officers. 4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. M63761-P44199